FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS
AND PROVIDES CORPORATE UPDATE
Commercial products achieve strong revenue and market share performance
VyleesiTM (bremelanotide injection) launched nationally in September
Committed to work with the FDA to keep Makena available for at-risk pregnant women
Conference call scheduled for 8:00 a.m. ET today

WALTHAM, MA (November 1, 2019) AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today reported unaudited consolidated financial results for the third quarter ended September 30, 2019 and provided a business update.

“We’re pleased with the strong performance of Feraheme which posted a record quarter of more than $44 million in revenue, and the Makena subcutaneous auto-injector which held market share and generated revenue of more than $41 million despite continued generic competition. As we look toward the remainder of 2019 and beyond, AMAG continues to focus on strong commercial execution and progressing our new drug candidates through clinical development, and we remain on track for adjusted EBITDA neutrality in 2020,” said William Heiden, AMAG president and chief executive officer. “While we are disappointed with the mixed vote of the U.S. Food and Drug Administration's (FDA) Bone, Reproductive and Urologic Drugs Advisory Committee (BRUDAC), we are committed to working with the FDA on a path forward that could allow at-risk pregnant women to continue to have access to Makena."

KEY UPDATES

•	Vyleesi launched nationally in September

–	Through four weeks post launch, more than 3,000 Vyleesi prescriptions have been written across more than 1,300 prescribing healthcare providers.

•	Continued strong revenue and market share performance across promoted products

–	Makena® (hydroxyprogesterone caproate injection) subcutaneous (SC) auto-injector maintained 63% market share of all FDA-approved hydroxyprogesterone caproate prescription volume in the quarter.

–	Feraheme® (ferumoxytol injection) grew market share to 17.5% in the third quarter.

–	Intrarosa® (prasterone) average market share of total prescriptions grew to 4.8%.

($M)	Three Months Ended September 30,
	2019	2018	% Change
Total product revenues, net	$84.1	$122.2	(31)%
Feraheme	44.2	37.0	20%
Makena subcutaneous auto-injector	41.3	39.2	5%
Makena intramuscular - branded and generic	(7.0)	41.0	N/A
Intrarosa	5.6	4.9	14%
Other	—	0.1	-
Operating loss	$(18.0)	$(19.3)	N/A
Non-GAAP adjusted EBITDA[1]	$(8.2)	$30.0	N/A
1 See reconciliations of GAAP to non-GAAP adjustments at the conclusion of this press release.

MAKENA FDA ADVISORY COMMITTEE UPDATE
On October 29, 2019, the FDA held an advisory committee meeting to better understand and interpret the PROLONG (Progestin's Role in Optimizing Neonatal Gestation) confirmatory trial for Makena. While the committee discussed multiple questions, on the key question, seven committee members voted to leave the product on the market under accelerated approval and require a new confirmatory trial and nine advisory committee members voted to recommend that the FDA pursue withdrawal of approval for Makena. The approval of Makena was based on the Meis trial, conducted by the National Institute of Child Health and Human Development and the Maternal-Fetal Medicine Units Network and published in the New England Journal of Medicine in 2003. The PROLONG trial was conducted post approval under the FDA's Subpart H accelerated approval process.

Makena’s active ingredient, 17α hydroxyprogesterone caproate (often referred to as 17P), is the only FDA-approved treatment for pregnant women who have had a prior spontaneous preterm birth (which is a substantial risk factor for recurrent preterm birth). 17P has been recognized as the standard of care and used for more than a decade by healthcare providers to treat patients with a history of spontaneous preterm birth, which represents approximately 130,000 births a year in the U.S. The American College of Obstetricians and Gynecologists (ACOG) and Society for Maternal-Fetal Medicine (SMFM) recently (October 25, 2019) reiterated their continued support of the use of Makena for at-risk pregnant women.

The withdrawal of all FDA-approved formulations of hydroxyprogesterone caproate would take away an important, and safe, treatment option for high-risk pregnant women. AMAG firmly believes in the safety and efficacy of Makena and remains committed to working collaboratively with the FDA on a path forward to ensure eligible pregnant women continue to have access to 17P, the only FDA-approved therapy for this orphan condition.

VYLEESI LAUNCH UPDATE
AMAG launched Vyleesi nationally in September with its established women’s health sales force of approximately 125 sales representatives who also support Makena and Intrarosa. In the four weeks since the national launch, more than 1,300 healthcare providers have prescribed Vyleesi, which has resulted in more than 3,000 prescriptions received by our specialty pharmacy partners to date.

The company is working with payers and healthcare professionals to help ensure that women with hypoactive sexual desire disorder (HSDD) have access to Vyleesi. To help women access treatment, AMAG offers a copay assistance program so that eligible patients can obtain their first four-pack of Vyleesi auto-injectors at no cost. Under the current copay program, women who choose to refill their prescriptions can receive a four-pack of Vyleesi for no more than $99.

CIRAPARANTAG UPDATE
The company is planning to conduct a clinical study in healthy volunteers to confirm the lowest effective dose of ciraparantag after reaching peak steady state blood concentrations of certain novel oral anticoagulant (NOAC)

drugs. This proposed study will utilize an automated coagulometer developed by Perosphere Technologies, an independent company, to measure whole blood clotting time. The coagulometer requires FDA clearance for use in clinical studies through an investigational device exemption (IDE), which Perosphere Technologies will submit once the healthy subject study design is finalized. Over the past several months, Perosphere Technologies has completed additional analytic studies and AMAG continues to work with the FDA on the design of the next clinical study. Following the completion of this study (estimated second half 2020), the company plans to schedule an End of Phase 2 meeting with the FDA to discuss the design of the Phase 3 program evaluating the safety and efficacy of ciraparantag in the target patient population.

2019 FINANCIAL GUIDANCE UPDATE
“We’re tightening our guidance range for the full year of 2019. On a revenue basis, we are lowering the mid-point from $340 million to $325 million; however, we are lowering our expected adjusted EBITDA loss from a mid-point of $80 million to $70 million by continuing to carefully manage expenses and aggressively reprioritizing our spend to optimize the value in our portfolio," said Ted Myles, AMAG’s chief financial officer. "This is evident in our adjusted EBITDA loss trend, which was approximately $50 million in the first half of 2019 and we expect to be less than $20 million in the second half of 2019.”
Mr. Myles continued, “We firmly believe in Makena and are committed to working with the FDA. While these conversations continue, we recognize that the advisory committee vote heightens uncertainty around the durability of Makena revenue. We are prepared for a variety of potential scenarios and continue to look for ways to optimize the value of our portfolio to maximize shareholder value. As we gain more clarity on the path forward with the FDA regarding Makena, we’ll be in a better position to provide formal revenue and earnings guidance for 2020.”

2019 Financial Guidance
($M)	Updated	Previous
Total revenue	$320 - $330	$325 - $355
Operating loss	($278) - ($268)	($286) - ($276)
Adjusted EBITDA[2]	($75) - ($65)	($85) - ($75)
2 See reconciliations of 2019 GAAP to non-GAAP financial guidance at conclusion of this press release.

THIRD QUARTER ENDED SEPTEMBER 30
Revenue
The company’s commercial organization drove strong market share and revenue performance across all key marketed products.

•	Makena SC auto-injector revenue totaled $41.3 million, compared with $39.2 million in the same period last year, which is in-line with the company's quarterly expectation for this product.

•
The company did not ship any Makena IM product during the third quarter of 2019, therefore the full impact of the change in estimated commercial rebate liabilities from prior period sales appears as negative revenue during the quarter.

•
Feraheme achieved record quarterly revenue of $44.2 million, an increase of 20% over the same period last year. Feraheme’s average quarterly market share increased to 17.5%, compared with 15.7% in the third quarter last year, and 17.2% in the second quarter of 2019.

•
Intrarosa revenue in the third quarter of 2019 totaled $5.6 million, compared with $4.9 million in the same period last year. The average quarterly share of total prescriptions grew to 4.8%, compared with 3.8% in the third quarter last year, and 4.3% in the second quarter of 2019.

($M)	Three Months Ended September 30,
	2019	2018
Total product revenues, net	$84.1	$122.2
Feraheme	44.2	37.0
Makena subcutaneous auto-injector	41.3	39.2
Makena intramuscular - branded and generic	(7.0)	41.0
Intrarosa	5.6	4.9
Other	—	0.1

Operating Expenses

•
Cost of products sales (CoPS) in the third quarter of 2019 decreased by $25.4 million, driven by a $26.7 million decrease in amortization expense associated with the Makena IM intangible asset. Non-amortization CoPS as a percent of net revenue increased due to a lower net price for Makena and a shift to products with higher CoPS and royalty burdens.

•
Research and development (R&D) expenses totaled $15.3 million, compared with $10.1 million in the third quarter of last year. This increase included additional clinical site initiations in Europe for the AMAG-423 development program.

•
In the third quarter of 2018, the company recorded $12.5 million of acquired in-process R&D (IPR&D) expense in connection with the acquisition of AMAG-423, with no comparable expense in the third quarter of 2019.

•
Selling, general and administrative (SG&A) expenses totaled $65.7 million in the third quarter of 2019, compared with $72.5 million in the third quarter of 2018. This decrease was primarily related to combining the company's maternal health and women's health sales forces in February 2019, partially offset by increased investment in the launch of Vyleesi.

($M)	Three Months Ended September 30,
	2019	2018
Amortization of intangible assets	$4.2	$30.9
Direct cost of product sales	16.9	15.6
Total cost of product sales	21.1	46.5
Research and development expenses	15.3	10.1
Acquired in-process research and development	—	12.5
Selling, general and administrative expenses	65.7	72.5
Total costs and expenses	$102.1	$141.6

Balance Sheet

•	As of September 30, 2019, the company’s cash and investments totaled $191.5 million.

•	Long-term debt totaled $320.0 million (representing the principal amounts outstanding of the 2022 convertible notes).

Operating Loss and Adjusted EBITDA

•	The company reported an operating loss of $18.0 million in the third quarter of 2019, compared with an operating loss of $19.3 million in the same period last year.

•	The company reported an adjusted EBITDA loss of $8.2 million in the third quarter of 2019, compared with adjusted EBITDA of $30.0 million in the third quarter of last year.

•
On a sequential basis, the adjusted EBITDA loss improved from $24.4 million in the second quarter of 2019 to $8.2 million, due to revenue growth across the commercial portfolio and lower SG&A expenses in the third quarter.

($M)	Three Months Ended September 30,
	2019	2018
Operating loss	$(18.0)	$(19.3)
Non-GAAP adjusted EBITDA[1]	$(8.2)	$30.0

3 See reconciliations of GAAP to non-GAAP adjustments at the conclusion of this press release.

CONFERENCE CALL AND WEBCAST ACCESS
AMAG Pharmaceuticals, Inc. will host a conference call and webcast today at 8:00 a.m. ET to discuss the company's third quarter 2019 financial results, recent business highlights and 2019 outlook.

DIAL-IN NUMBER
U.S./Canada Dial-in Number: (877) 412-6083
International Dial-in Number: (702) 495-1202
Conference ID: 6261528

Replay Dial-in Number: (855) 859-2056
Replay International Dial-in Number: (404) 537-3406
Conference ID: 6261528

A telephone replay will be available from approximately 11:00 a.m. ET on November 1, 2019 through midnight on November 8, 2019.

The webcast with slides will be accessible through the Investors section of the company’s website at www.amagpharma.com. A replay of the webcast will be archived on the website for 30 days.

USE OF NON-GAAP FINANCIAL MEASURES
AMAG has presented certain non-GAAP financial measures, including non-GAAP costs and expenses, non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization) and non-GAAP diluted shares outstanding. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

ABOUT AMAG
AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas, including women’s health. For additional company information, please visit www.amagpharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, beliefs about the performance of AMAG’s commercially available products; expectations regarding the effect of realignment of AMAG’s marketing spend in women’s health; expectations for ciraparantag and AMAG-423 studies, including development timelines; plans to work collaboratively with the FDA and expectations that there may be a path forward to ensure eligible patients continue to have access to 17P; plans to ensure that women with HSDD have access to Vyleesi, including at a reasonable cost; updated 2019 guidance, including expectations as to adjusted EBITDA loss for 2019; expectations that AMAG remains on track for adjusted EBITDA neutrality in 2020; and beliefs regarding AMAG's ability to optimize the value of its portfolio to maximize shareholder value are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the risk that the FDA will withdraw approval of Makena in line with the recommendation of BRUDAC that approval of 17P be withdrawn; the risk that the FDA could take other adverse action related to Makena given the findings and recommendation of BRUDAC; the risk that AMAG may not be able to generate additional efficacy data that will be satisfactory to the FDA (if the FDA permits AMAG to submit additional data to support or as a condition to the continued commercialization of Makena); the risk that healthcare providers may be reluctant to continue to prescribe the Makena auto-injector or the FDA may require that the Makena label include information on the PROLONG study, restrictions to the current indication or the insertion of new warnings or precautions, as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Report on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and subsequent filings with the SEC (including its upcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2019), which are available at the SEC’s website at www.sec.gov. Further, investors are encouraged to read those risks identified on slide 3 of AMAG’s presentation attached as Exhibit 99.2 to AMAG’s Current Report on Form 8-K furnished with the SEC on or about the date hereof for risks attendant to AMAG’s long-term outlook, including that it will be adjusted EBITDA neutral in 2020, which assumes that AMAG will be able to continue to commercialize Makena and that approval of the product will not be withdrawn by the FDA, which withdrawal was recommended by BRUDAC at their advisory committee meeting held on October 29, 2019. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

- Tables Follow -

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Feraheme	$44,205	$36,963	$126,294	$99,796
Makena	34,272	80,221	96,464	275,377
Intrarosa	5,607	4,925	14,898	10,331
Other product sales	23	129	156	302
Other revenues	24	—	231	75
Total revenues	84,131	122,238	238,043	385,881
Operating costs and expenses:
Cost of product sales	21,105	46,489	63,871	187,176
Research and development expenses	15,330	10,133	48,377	32,635
Acquired in-process research and development	—	12,500	74,856	32,500
Selling, general and administrative expenses	65,720	72,451	217,727	161,780
Impairment of intangible assets	—	—	77,358	—
Restructuring expenses	—	—	7,420	—
Total costs and expenses	102,155	141,573	489,609	414,091
Operating loss	(18,024)	(19,335)	(251,566)	(28,210)

Other income (expense):
Interest expense	(6,419)	(13,366)	(19,199)	(45,400)
Loss on debt extinguishment	—	(35,922)	—	(35,922)
Interest and dividend income	840	1,612	3,650	3,207
Gains on marketable securities, net	263	—	263	—
Other income	(45)	(19)	298	(63)
Total other expense, net	(5,361)	(47,695)	(14,988)	(78,178)
Loss from continuing operations before income taxes	(23,385)	(67,030)	(266,554)	(106,388)
Income tax expense (benefit)	232	(2,352)	(26)	42,204
Net loss from continuing operations	$(23,617)	$(64,678)	$(266,528)	$(148,592)

Discontinued Operations:
Income from discontinued operations	$—	$5,838	$—	$18,873
Gain on sale of CBR business	—	89,581	—	89,581
Income tax (benefit) expense	—	(98)	—	3,346
Net income from discontinued operations	$—	$95,517	$—	$105,108

Net (loss) income	$(23,617)	$30,839	$(266,528)	$(43,484)

Basic and diluted net (loss) income per share:
Loss from continuing operations	$(0.70)	$(1.88)	$(7.83)	$(4.33)
Income from discontinued operations	—	2.77	—	3.06
Basic and diluted net (loss) income per share	$(0.70)	$0.89	$(7.83)	$(1.27)

Weighted average shares outstanding used to compute net (loss) income per share (basic and diluted)	33,906	34,492	34,058	34,339

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$119,800	$253,256
Marketable securities	71,744	140,915
Accounts receivable, net	77,588	75,347
Inventories	28,644	26,691
Prepaid and other current assets	43,063	18,961
Note receivable	—	10,000
Total current assets	340,839	525,170
Property and equipment, net	7,912	7,521
Goodwill	422,513	422,513
Intangible assets, net	187,577	217,033
Operating lease right-of-use asset	6,642	—
Deferred tax assets	630	1,260
Restricted cash	495	495
Other long-term assets	—	1,467
Total assets	$966,608	$1,175,459
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,554	$14,487
Accrued expenses	172,285	129,537
Current portion of convertible notes, net	—	21,276
Current portion of operating lease liability	3,994	—
Current portion of deferred revenue	1,128	—
Current portion of acquisition-related contingent consideration	113	144
Total current liabilities	204,074	165,444
Long-term liabilities:
Convertible notes, net	273,124	261,933
Long-term operating lease liability	3,344	—
Long-term deferred revenue	5,171	—
Long-term acquisition-related contingent consideration	180	215
Other long-term liabilities	87	1,212
Total liabilities	485,980	428,804
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01 per share, 117,500,000 shares authorized; 33,915,509 and 34,606,760 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	339	346
Additional paid-in capital	1,292,458	1,292,736
Accumulated other comprehensive loss	(3,199)	(3,985)
Accumulated deficit	(808,970)	(542,442)
Total stockholders’ equity	480,628	746,655
Total liabilities and stockholders’ equity	$966,608	$1,175,459

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(266,528)	$(43,484)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	13,871	158,002
Impairment of intangible assets	77,358	—
Provision for bad debt expense	(12)	754
Amortization of premium/discount on purchased securities	(64)	96
Write-down of inventory	4,872	—
Gain on disposal of fixed assets	—	(99)
Non-cash equity-based compensation expense	14,381	14,599
Non-cash IPR&D expense	18,029	—
Loss on debt extinguishment	—	35,922
Amortization of debt discount and debt issuance costs	11,332	11,824
Gains on marketable securities, net	(263)	(1)
Change in fair value of contingent consideration	(16)	(49,175)
Deferred income taxes	408	43,747
Gain on sale of the CBR business	—	(89,581)
Transaction costs	—	(14,111)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,229)	7,175
Inventories	(6,824)	3,587
Prepaid and other current assets	(24,075)	1,101
Accounts payable and accrued expenses	53,092	(4,280)
Deferred revenues	(101)	8,658
Other assets and liabilities	1,038	159
Net cash (used in) provided by operating activities	(105,731)	84,893
Cash flows from investing activities:
Proceeds from sales or maturities of marketable securities	85,321	60,146
Purchase of marketable securities	(14,815)	(64,400)
Milestone payment for Vyleesi developed technology	(60,000)	—
Proceeds from the sale of the CBR business	—	519,303
Capital expenditures	(2,098)	(1,913)
Net cash provided by investing activities	8,408	513,136
Cash flows from financing activities:
Long-term debt principal payments	—	(475,000)
Payments to settle convertible notes	(21,417)	—
Payment of premium on debt extinguishment	—	(28,054)
Payments of contingent consideration	(50)	(87)
Payments for repurchases of common stock	(13,730)	—
Proceeds from the issuance of common stock under the ESPP	851	—
Proceeds from the exercise of common stock options	30	2,635
Payments of employee tax withholding related to equity-based compensation	(1,817)	(2,632)
Net cash used in financing activities	(36,133)	(503,138)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(133,456)	94,891

Cash, cash equivalents, and restricted cash at beginning of the period	253,751	192,770
Cash, cash equivalents, and restricted cash at end of the period	$120,295	$287,661
Supplemental data for cash flow information:
Cash paid for taxes	$456	$5,041
Cash paid for interest	$5,467	$43,546
Non-cash investing and financing activities:
Settlement of note receivable in connection with Perosphere acquisition	$10,000	$—

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Three Months Ended September 30, 2019
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Operating Loss / Adjusted EBITDA
GAAP	$84,131	$21,105	$15,330	$65,720	$—	$(18,024)
Depreciation and intangible asset amortization	—	(4,212)	(126)	(445)	—
Stock-based compensation	—	(225)	(691)	(4,058)	—
Non-GAAP Adjusted	$84,131	$16,668	$14,513	$61,217	$—	$(8,267)

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Three Months Ended September 30, 2018
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Operating Loss / Adjusted EBITDA
GAAP	$122,238	$46,489	$10,133	$72,451	$12,500	$(19,335)
Depreciation and intangible asset amortization	—	(30,945)	(6)	(456)	—
Non-cash inventory step-up adjustments	—	(412)	—	—	—
Stock-based compensation	—	(281)	(568)	(4,202)	—
Adjustments to contingent consideration	—	—	—	(9)	—
Acquired IPR&D	—	—	—	—	(12,500)
Non-GAAP Adjusted	$122,238	$14,851	$9,559	$67,784	$—	$30,044

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Nine Months Ended September 30, 2019
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Restructuring	Intangible asset impairment charge	Operating Loss / Adjusted EBITDA
GAAP	$238,043	$63,871	$48,377	$217,727	$74,856	$7,420	$77,358	$(251,566)
Depreciation and intangible asset amortization	—	(12,097)	(471)	(1,304)	—	—	—
Stock-based compensation	—	(626)	(2,051)	(11,039)	—	—	—
Acquisition-related costs	—	—	—	(270)	—	—	—
Acquired IPR&D	—	—	—	—	(74,856)	—	—
Restructuring	—	—	—	—	—	(7,420)	—
Asset impairment charges	—	(4,836)	—	—	—	—	(77,358)
Non-GAAP Adjusted	$238,043	$46,312	$45,855	$205,114	$—	$—	$—	$(59,238)

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Nine Months Ended September 30, 2018
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Operating Loss / Adjusted EBITDA
GAAP	$385,881	$187,176	$32,635	$161,780	$32,500	$(28,210)
Depreciation and intangible asset amortization	—	(144,732)	(12)	(1,220)	—
Non-cash inventory step-up adjustments	—	(3,602)	—	—	—
Stock-based compensation	—	(588)	(1,896)	(12,149)	—
Adjustments to contingent consideration	—	—	—	49,175	—
Acquired IPR&D	—	—	—	—	(32,500)
Non-GAAP Adjusted	$385,881	$38,254	$30,727	$197,586	$—	$119,314

AMAG Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2019 Financial Guidance
(Unaudited, amounts in millions)

	Updated 2019 Financial Guidance	Previous 2019 Financial Guidance
Operating loss	($278) - ($268)	($286) - ($276)
Depreciation & intangible asset amortization	20	18
Stock-based compensation	19	19
Acquired IPR&D	75	75
Restructuring	7	7
Asset impairment charges	82	82
Non-GAAP adjusted EBITDA	($75) - ($65)	($85) - ($75)

AMAG Pharmaceuticals, Inc.
Share Count Reconciliation
(Unaudited, amounts in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Weighted avg. basic and diluted shares outstanding	33.9		34.5		34.1		34.3
Employee equity incentive awards	—	[4]	0.5	[5]	—	[4]	0.3	[5]
Non-GAAP diluted shares outstanding	33.9		35.0		34.1		34.6
4 Employee equity incentive awards would be anti-dilutive in this period.
5 Reflects the non-GAAP dilutive impact of employee equity incentive awards.

CONTACT:
AMAG Pharmaceuticals
Linda Lennox
908-627-3424